EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                                                NOVEMBER 9, 2009

TANDY LEATHER FACTORY REPORTS Q3 2009 EARNINGS UP 31%
ON HIGHER SALES AND MARGINS

FORT WORTH, TEXAS – Tandy Leather Factory, Inc. (AMEX: TLF) today reported financial results for the third quarter of 2009.  Consolidated net income for the quarter ended September 30, 2009 was $553,000 compared to consolidated net income of $421,000 for the third quarter of 2008, an increase of 31%.  Fully diluted earnings per share for the quarter were $0.05, compared to $0.04 in the third quarter of last year.  Total sales for the quarter ended September 30, 2009 were $12.8 million, up 4% from $12.3 million in the third quarter last year.

Consolidated sales for the nine months ended September 30, 2009 were $39.4 million, matching that of the 2008 first nine months.  Consolidated net income for the first three quarters of 2009 was up 21% to $2.0 million or $0.19 per fully-diluted share versus $1.7 million or $0.15 per fully-diluted share in the comparable period last year.

Sales in the Retail Leathercraft segment, which consists of the Tandy Leather stores, increased $718,000 in the third quarter, a 13% improvement over last year's third quarter.  Seventy-five stores comprised Tandy Leather's retail operations on September 30, 2009, compared to seventy-three retail stores a year ago.  For the first nine months of 2009, Retail Leathercraft’s sales increased $1.4 million, or 8%, over the first nine months of 2008.  Third quarter sales for the Wholesale Leathercraft segment, which consists of the Leather Factory wholesale stores and national account group, were down 2% or $120,000 from the same quarter last year.  For the first nine months of 2009, Wholesale Leathercraft’s sales were down $1.7 million, or 8%, from the same period in 2008.  International Leathercraft, consisting of one combination wholesale and retail store located in the United Kingdom, reported a sales increase of 6%, or $18,000, compared to the third quarter of 2008.  For the year, International Leathercraft’s sales were up 68%, or $383,000, over the same period last year.  This store was opened in February 2008.

Consolidated gross profit margin for the current quarter was 59.4%, improving from 58.3% for the third quarter of 2008.  For the first three quarters, consolidated gross profit margin for the current year was 58.8%, increasing slightly from last year's gross profit margin of 58.2%.  Consolidated operating expenses increased approximately 5% for the quarter or $348,000, but decreased approximately 1%, or $212,000, for the year compared to the same periods a year ago. For the third quarter, the significant increases in expenses occurred in employee benefits and compensation, advertising, and utilities.  For the year, the largest expense cuts were in professional/consulting fees, rent and utilities, moving expenses, and freight costs.  Consolidated operating margin improved for the quarter to 6.8% compared to 6.3% last year.  On a year-to-date basis, consolidated operating margin improved from 6.6% last year to 7.8% in the current year.

Jon Thompson, Chief Executive Officer and President, commented, “The strength in our third quarter retail sales pulled our current year sales up to match that of sales last year at this time.  Our goal at the beginning of the year was to match last year’s sales so we are on pace as of the end of the quarter.  It has been a year-long struggle and unfortunately, I do not expect the fourth quarter to be any different.”

Chief Financial Officer, Shannon Greene, added, “We are fairly pleased with our results through the end of the third quarter, but we must continue our efforts to keep expenses in check.  Our cash is down slightly at the end of September because we purchased a large block of our stock during the quarter.  I expect cash to grow in the fourth quarter, barring some unforeseen circumstances, and our inventory in is in good shape to begin the Christmas shopping season.”

Tandy Leather Factory, Inc., (http://www.tandyleatherfactory.com), headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products through its 29 Leather Factory stores, located in 19 states and 3 Canadian provinces, 75 Tandy Leather retail stores, located in 36 states and 5 Canadian provinces, one combination wholesale/retail store located in the United Kingdom, and Mid-Continent Leather Sales, one store located in Oklahoma.  Its common stock trades on the NYSE Amex with the symbol "TLF".  To be included on Tandy Leather Factory’s email distribution list, go to http://www.b2i.us/irpass.asp?BzID=1625&to=ea&s=0.

Contact:	Shannon L. Greene, Tandy Leather Factory, Inc.	(817)872-3200 or sgreene@tandyleather.com
	Mark Gilbert, Magellan Fin, LLC	(317)867-2839 or MGilbert@MagellanFin.com

This news release may contain statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include but are not limited to: changes in general economic conditions, negative trends in general consumer-spending levels, failure to realize the anticipated benefits of opening retail stores; availability of hides and leathers and resultant price fluctuations; change in customer preferences for our product, and other factors disclosed in our filings with the Securities and Exchange Commission.  These forward-looking statements are made only as of the date hereof, and except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Selected financial data:
	Quarter Ended 09/30/09		Quarter Ended 09/30/08
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$5,877,153	$348,567	$5,997,550	$435,790
Retail Leathercraft	6,444,179	472,653	5,726,164	234,743
International Leathercraft	342,272	52,446	324,081	55,008
Other	123,660	(1,972)	204,195	39,942
Total Operations	$12,787,264	$871,694	$12,251,990	$765,483

	Nine Months Ended 09/30/09		Nine Months Ended 09/30/08
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$18,276,276	$1,243,341	$19,953,958	$1,084,364
Retail Leathercraft	19,673,925	1,669,129	18,232,364	1,421,064
International Leathercraft	942,996	106,499	559,641	6,090
Other	469,997	32,431	614,151	66,866
Total Operations	$39,363,194	$3,051,400	$39,360,114	$2,578,384

Wholesale Leathercraft	Quarter Ended 09/30/09		Quarter Ended 09/30/08
	# of stores	Sales	# of stores	Sales
Same store sales	30	$5,056,473	30	$5,289,155
National account group	n/a	820,680	n/a	708,395
Total Sales – Wholesale Leathercraft	30	$5,877,153	30	$5,997,550

Wholesale Leathercraft	Nine Months Ended 09/30/09		Nine Months Ended 09/30/08
	# of stores	Sales	# of stores	Sales
Same store sales	30	$15,798,472	30	$17,350,183
National account group	n/a	2,477,804	n/a	2,603,775
Total Sales – Wholesale Leathercraft	30	$18,276,276	30	$19,953,958

Retail Leathercraft	Quarter Ended 09/30/09		Quarter Ended 09/30/08
	# of stores	Sales	# of stores	Sales
Same store sales	72	$6,273,553	72	$5,716,139
New store sales	3	170,626	1	10,025
Total Sales – Retail Leathercraft	75	$6,444,179	73	$5,726,164

Retail Leathercraft	Quarter Ended 09/30/09		Nine Months Ended 09/30/08
	# of stores	Sales	# of stores	Sales
Same store sales	72	$19,242,812	72	$18,222,339
New store sales	3	431,113	1	10,025
Total Sales – Retail Leathercraft	75	$19,673,925	73	$18,232,364

Tandy Leather Factory, Inc.
Consolidated Balance Sheets

	September 30, 2009 (unaudited)	December 31, 2008 (audited)
ASSETS
CURRENT ASSETS:
Cash	$4,197,357	$7,810,298
Short-term investments, including certificates of deposit	5,409,000	3,011,000
Accounts receivable-trade, net of allowance for doubtful accounts
of $51,000 and $43,000 in 2009 and 2008, respectively	1,694,732	1,180,349
Inventory	16,970,065	16,011,147
Prepaid income taxes	191,892	-
Deferred income taxes	241,688	229,501
Other current assets	1,043,510	777,550
Total current assets	29,748,244	29,019,845

PROPERTY AND EQUIPMENT, at cost	15,927,686	15,340,732
Less accumulated depreciation and amortization	(5,704,551)	(5,019,885)
	10,223,135	10,320,847

GOODWILL	981,170	966,655
OTHER INTANGIBLES, net of accumulated amortization of
$405,000 and $367,000 in 2009 and 2008, respectively	320,069	355,492
OTHER assets	312,870	313,074
	$41,585,488	$40,975,913

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable-trade	$1,614,303	$1,148,577
Accrued expenses and other liabilities	3,401,695	3,182,194
Income taxes payable	-	271,122
Current maturities of long-term debt and capital lease obligations	202,500	467,611
Total current liabilities	5,218,498	5,069,504

DEFERRED INCOME TAXES	679,571	600,309

LONG-TERM DEBT, net of current maturities	3,560,625	3,712,500
CAPITAL LEASE OBLIGATION, net of current maturities	-	328,838

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY:
Preferred stock, $0.10 par value; 20,000,000 shares authorized;
none issued or outstanding; attributes to be determined on issuance	-	-
Common stock, $0.0024 par value; 25,000,000 shares authorized;
11,021,951and 10,994,951 shares issued at 2009 and 2008, respectively;
10,166,328 and 10,664,555 shares outstanding at 2008 and 2007, respectively	26,453	26,388
Paid-in capital	5,491,736	5,464,443
Retained earnings	28,653,986	26,641,853
Treasury stock (855,623 and 330,396 shares at cost at 2009 and 2008, respectively)	(2,320,760)	(828,385)
Accumulated other comprehensive income	275,379	(39,537)
Total stockholders' equity	32,126,794	31,264,762
	$41,585,488	$40,975,913

Tandy Leather Factory, Inc.
Consolidated Statements of Income
(Unaudited)
For the Three and Nine Months Ended September 30, 2009 and 2008

	THREE MONTHS		NINE MONTHS
	2009	2008	2009	2008
NET SALES	$12,787,264	$12,251,990	$39,363,194	$39,360,114

COST OF SALES	5,189,674	5,108,833	16,207,276	16,464,284

Gross profit	7,597,590	7,143,157	23,155,918	22,895,830

OPERATING EXPENSES	6,725,896	6,377,674	20,104,518	20,317,446

INCOME FROM OPERATIONS	871,694	765,483	3,051,400	2,578,384

OTHER INCOME (EXPENSE):
Interest expense	(68,895)	(80,072)	(229,879)	(249,725)
Other, net	(48,307)	25,672	171,881	332,355
Total other income (expense)	(117,202)	(54,400)	(57,998)	82,630

INCOME BEFORE INCOME TAXES	754,492	711,083	2,993,402	2,661,014

PROVISION FOR INCOME TAXES	201,527	290,069	981,269	1,000,252

NET INCOME	$552,965	$421,014	$2,012,133	$1,660,762

NET INCOME PER COMMON SHARE-BASIC	$ 0.05	$ 0.04	$ 0.19	$ 0.15

NET INCOME PER COMMON SHARE-DILUTED	$ 0.05	$ 0.04	$ 0.19	$ 0.15

Weighted Average Number of Shares Outstanding:
Basic	10,387,492	10,988,092	10,575,904	10,982,209
Diluted	10,457,348	11,073,942	10,636,090	11,072,717

Tandy Leather Factory, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
For the Nine Months Ended September 30, 2009 and 2008

	2009		2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,012,133		$1,660,762
Adjustments to reconcile net income to net cash provided by (used in) operating activities -
Depreciation & amortization	852,943		758,364
Loss on disposal of assets	26,008		13,385
Non-cash stock-based compensation	2,540		22,875
Deferred income taxes	67,075		392,615
Other	284,258		(131,157)
Net changes in assets and liabilities:
Accounts receivable-trade, net	(514,383)		579,386
Inventory	(958,918)		434,531
Income taxes	(463,014)		760
Other current assets	(265,960)		128,174
Accounts payable	465,726		1,266,611
Accrued expenses and other liabilities	219,501		1,542,779
Total adjustments	(284,224)		5,008,323

Net cash provided by operating activities	1,727,909		6,669,085

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(731,763)		(3,272,993)
Purchase of certificates of deposit	(7,526,000)		(1,858,000)
Proceeds from maturities of certificates of deposit	5,128,000		-
Decrease in marketable securities	-		100,000
Proceeds from sale of assets	2,090		39,556
Decrease (increase) in other assets	204		751,200

Net cash used in investing activities	(3,127,469)		(4,240,237)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt and notes payable	(151,875)		(84,375)
Payments on capital lease obligations	(593,949)		(145,795)
Repurchase of common stock (treasury stock)	(1,492,375)	-	-
Proceeds from issuance of common stock	24,818		14,500

Net cash used in financing activities	(2,213,381)		(215,670)

NET CHANGE IN CASH	(3,612,941)		2,213,178

CASH, beginning of period	7,810,298		6,310,396

CASH, end of period	$4,197,357		$8,523,574

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	$229,879		$249,725
Income taxes paid during the period, net of (refunds)	1,304,838		634,749

NON-CASH INVESTING ACTIVITIES:
Equipment acquired under capital lease financing arrangements	-		803,713